Exhibit 99.1

U.S. Auto Parts Reports Fourth Quarter and Full Year 2018 Results

CARSON, Calif. – March 7, 2019 - U.S. Auto Parts Network, Inc. (NASDAQ: PRTS), one of the largest online providers of aftermarket automotive parts and accessories, is reporting results for the fourth quarter and full year ended December 29, 2018. All information and data are from continuing operations, which exclude the AutoMD operating segment unless specifically noted.

Fourth Quarter 2018 Highlights vs. Year-Ago Quarter

•	Net sales were $64.6 million compared to $68.5 million.
•	Gross margin was 25.6% compared to 30.3%.
•	Net loss was $4.5 million, or $(0.13) per share, compared to $4.1 million or $(0.12) per diluted share.
•	Adjusted EBITDA (a non-GAAP measure defined below) was $0.7 million compared to $2.8 million.
•	Ended the quarter with no revolver debt.

Full Year 2018 Highlights vs. 2017

•	Net sales were $289.5 million compared to $303.4 million.
•	Gross margin was 27.2% compared to 29.6%.
•	Net loss was $4.9 million, or $(0.14) per share, compared to net income of $24.6 million or $0.62 per diluted share.
•	Adjusted EBITDA was $10.4 million compared to $14.2 million.

Management Commentary

“U.S. Auto Parts has a rich history of providing consumers with affordable aftermarket auto parts, be it through the company’s robust e-commerce platform or its third-party online marketplace partners,” said Lev Peker, CEO of U.S. Auto Parts. “We are also uniquely positioned in an online industry sector that is expected to more than double by 2023 as consumers continue to shift their auto parts shopping online. We have strong assets in place, a highly-efficient supply chain and over 1.5 million SKUs of high-quality private label and branded products to serve this growing consumer base.”

“U.S. Auto Parts struggled in 2018, and the company’s results have been disappointing to everyone. However, having assumed the leadership role just a few months ago, I have already identified multiple opportunities designed to return U.S. Auto Parts to profitable revenue growth, particularly within our e-commerce channel. This will require a reallocation of resources and incremental investments in personnel, technology and marketing strategies in 2019, along with a better utilization of the millions of consumer data points we generate every month.”

“We are in the early stages of developing and deploying these new initiatives, and we will likely have to take a step back before moving forward. However, we expect to begin realizing some of the benefit from these initiatives towards the end of 2019. Although we have plenty of work ahead, we have every expectation of growing revenue in 2019 and delivering positive adjusted EBITDA. The opportunities ahead for U.S. Auto Parts are just beginning, and I look forward to leading the team and all stakeholders into this next chapter of growth.”

Fourth Quarter 2018 Financial Results

Net sales in the fourth quarter of 2018 were $64.6 million compared to $68.5 million in the year-ago quarter. The decline was largely driven by a decrease in marketplace sales with one of the company’s channel partners, and a 5% decrease in e-commerce sales attributable to a reduction of traffic and lower in-stock rates resulting from the Company’s customs issue.

Gross profit in the fourth quarter of 2018 was  $16.6 million compared to $20.8 million in the year-ago quarter. As a percentage of net sales, gross profit was 25.6% compared to 30.3%. The decrease was primarily driven by costs associated with port and carrier fees from the customs issue as well as increased freight costs.

Total operating expenses in the fourth quarter were  $21.3 million compared to $20.2 million in the fourth quarter of last year. As a percentage of net sales, operating expenses increased to 32.9% compared to 29.4% in the year ago quarter with the increase primarily driven by costs associated with executive management changes.

Net loss in the fourth quarter was $4.5 million, or $(0.13) per diluted share, compared to a  net loss of $4.1 million or $(0.12) per diluted share in the year-ago period.

Adjusted EBITDA in the fourth quarter of 2018 was $0.7 million compared to $2.8 million in the year-ago quarter, with the decrease was primarily driven by the aforementioned decline in marketplace sales and lower traffic to the Company’s e-commerce sites, along with lower in-stock rates due to the customs issue.

At December 29, 2018, cash and cash equivalents totaled $2.0 million compared to $2.9 million at December 30, 2017. The Company also had no revolver debt at each of December 29, 2018 and December 30, 2017.

Key Operating Metrics

	Q4 2018	Q4 2017	Q3 2018
Conversion Rate [1]	2.52%	2.08%	2.70%
Customer Acquisition Cost [1]	$7.33	$7.14	$7.31
Unique Visitors (millions) [1]	16.5	20.1	16.4
Number of Orders - E-commerce only (thousands)	415	419	443
Number of Orders - Online Marketplace (thousands)	346	395	372
Total Number of Internet Orders (thousands)	761	814	815
Revenue Capture (% Sales) [2]	86.7%	86.1%	87.5%
Average Order Value - Total Internet Orders	$85	$82	$85

1.	Excludes online marketplaces and media properties (e.g. AutoMD).
2.

Revenue capture is the amount of actual dollars retained after taking into consideration returns, credit card declines and product fulfillment and excludes online marketplaces and media properties (e.g. AutoMD).

Full Year 2018 Financial Results

Net sales in 2018 were $289.5 million compared to $303.4 million in 2017.

Gross profit in 2018 was $78.7 million compared to $89.7 million in 2017. As a percentage of net sales, gross profit was 27.2% compared to 29.6%.

Total operating expenses in 2018 were $83.7 million compared to $85.0 million in 2017. As a percentage of net sales, operating expenses increased to 28.9% compared to 28.0% in 2017.

Net loss in 2018 was $4.9 million or $ (0.14) per share, compared to net income of $24.6 million or $0.62 per share in the year-ago period.

Adjusted EBITDA in 2018 was $10.4 million compared to $14.2 million in 2017.

Conference Call

U.S. Auto Parts will conduct a conference call today at 5:00 p.m. Eastern time (2:00 p.m. Pacific time) to discuss its financial results for the fourth quarter ended December 29, 2018.

The Company’s CEO Lev Peker and CFO Neil Watanabe will host the conference call, followed by a question and answer period.

Date: Thursday March 7, 2019

Time: 5:00 p.m. Eastern time (2:00 p.m. Pacific time)

Toll-free dial-in number: 877‑407‑9039

International dial-in number: 201‑689‑8470

Conference ID: 13686894

Please call the conference telephone number 5‑10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios at 1‑949‑574‑3860.

The conference call will be broadcast live and available for replay via the investor relations section of the Company’s website at www.usautoparts.net.

A telephone replay of the conference call will also be available on the same day through March 21, 2019.

Toll-free replay number: 844‑512‑2921

International replay number: 412‑317‑6671

Replay ID: 13686894

About U.S. Auto Parts Network, Inc.

Established in 1995, U.S. Auto Parts is a leading online provider of automotive aftermarket parts, including collision, engine, and performance parts and accessories. Through the Company’s network of websites, U.S. Auto Parts provides consumers with a broad selection of competitively priced products, all mapped by a proprietary database with applications based on vehicle makes, models and years. U.S. Auto Parts’ flagship websites include www.autopartswarehouse.com,  www.carparts.com, and www.jcwhitney.com, as well as the Company’s corporate website at www.usautoparts.net.

U.S. Auto Parts is headquartered in Carson, California.

Non-GAAP Financial Measures

Regulation G, and other provisions of the Securities Exchange Act of 1934, as amended, define and prescribe the conditions for use of certain non-GAAP financial information. We provide “Adjusted EBITDA,” which is a non-GAAP financial measure. Adjusted EBITDA consists of net income before (a) interest expense, net; (b) income tax provision; (c) depreciation and amortization expense; (d) amortization of intangible assets; (e) share-based compensation expense; (f) costs associated with our customs issue; (g) costs associated with the executive transitions; and (h) proceeds related to the sale of AutoMD assets.

The Company believes that this non-GAAP financial measure provides important supplemental information to management and investors. This non-GAAP financial measures reflect an additional way of viewing aspects of the Company’s operations that, when viewed with the GAAP results and the accompanying reconciliation to corresponding GAAP financial measures, provides a more complete understanding of factors and trends affecting the Company’s business and results of operations.

Management uses Adjusted EBITDA as one measure of the Company’s operating performance because it assists in comparing the Company’s operating performance on a consistent basis by removing the impact of stock compensation expense and the costs associated with the customs issue, as well as items that are not expected to be recurring. Internally, this non-GAAP measure is also used by management for planning purposes, including the preparation of internal budgets; for allocating resources to enhance financial performance; and for evaluating the effectiveness of operational strategies. The Company also believes that analysts and investors use Adjusted EBITDA as a supplemental measure to evaluate the ongoing operations of companies in our industry.

This non-GAAP financial measure is used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures. Management strongly encourages investors to review the Company’s consolidated financial statements in their entirety and to not rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. In addition, the Company expects to continue to incur expenses similar to the non-GAAP adjustments described above, and exclusion of these items from the Company’s non-GAAP measures should not be construed as an inference that these costs are all unusual, infrequent or non-recurring.

Safe Harbor Statement

This press release contains statements which are based on management’s current expectations, estimates and projections about the Company’s business and its industry, as well as certain assumptions made by the Company. These statements are forward looking statements for the purposes of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended and Section 27A of the Securities Act of 1933, as amended. Words such as “anticipates,” “could,” “expects,” “intends,” “plans,” “potential,” “believes,” “predicts,” “projects,” “seeks,” “estimates,” “may,” “will,” “would,” “will likely continue” and variations of these words or similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, its future operating results and financial condition, the impact of changes in our key operating metrics, and our potential growth and our liquidity requirements. We undertake no obligation to revise or update publicly any forward-looking statements for any reason. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors.

Important factors that may cause such a difference include, but are not limited to, competitive pressures, our dependence on search engines to attract customers, demand for the Company’s products, the online market and channel mix for aftermarket auto parts, the economy in general, increases in commodity and component pricing that would increase the Company’s product costs, the operating restrictions in its credit agreement, the weather, the impact of the customs issues and any other factors discussed in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including the Risk Factors contained in the Company’s Annual Report on Form 10‑K and Quarterly Reports on Form 10‑Q, which are available at www.usautoparts.net and the SEC’s website at www.sec.gov.  You are urged to consider these factors carefully in evaluating the forward-looking statements in this release and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. Unless otherwise required by law, the Company expressly disclaims any obligation to update publicly any forward-looking statements, whether as result of new information, future events or otherwise.

Company Contact:

Neil T. Watanabe, Chief Financial Officer

U.S. Auto Parts Network, Inc.

(424) 702‑1455 x127

nwatanabe@usautoparts.com

Investor Relations:

Sean Mansouri or Cody Slach

Liolios

949‑574‑3860

PRTS@liolios.com

Summarized information for our continuing operations for the periods presented is as follows (in millions):

	Thirteen Weeks Ended		Fifty-two Weeks Ended
	December 29, 2018	December 30, 2017	December 29, 2018	December 30, 2017
Net sales	$64.65	$68.52	$289.47	$303.37
Gross profit	$16.57	20.75	$78.72	$89.66
	25.6%	30.3%	27.2%	29.6%
Operating expenses	$21.26	$20.16	$83.73	$85.03
	32.9%	29.4%	28.9%	28.0%
(Loss) income from operations	$(4.69)	$0.59	$(5.01)	$4.64
	(7.3)%	0.9%	(1.7)%	1.5%
(Loss) income from continuing operations	$(4.48)	$(4.08)	$(4.89)	$24.57
	(6.9)%	(6.0)%	(1.7)%	8.1%
Adjusted EBITDA	$0.71	$2.79	10.38	$14.21
	1.1%	4.1%	3.6%	4.7%

The table below reconciles income from continuing operations to Adjusted EBITDA for the periods presented (in thousands):

	Thirteen Weeks Ended		Fifty-two Weeks Ended
	December 29, 2018	December 30, 2017	December 29, 2018	December 30, 2017
(Loss) income from continuing operations	(4,480)	(4,079)	(4,889)	24,574
Depreciation & amortization	1,390	1,507	5,802	6,397
Amortization of intangible assets	45	48	185	319
Interest expense, net	380	407	1,595	1,647
Taxes	(600)	4,264	(329)	(21,540)
EBITDA	$(3,265)	$2,147	$2,364	$11,397
Stock comp expense	1,891	643	$3,595	2,816
Customs Costs(1)	1,315	—	5,046	—
Employee transition costs	774	—	774	—
Proceeds from AutoMD sale	—	—	(1,400)	—
Adjusted EBITDA	$715	$2,790	$10,379	$14,213

(1)	We incurred port and carrier fees and legal costs associated with our customs related issues.

U.S. AUTO PARTS NETWORK, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE OPERATIONS

(Unaudited, in Thousands, Except Per Share Data)

	Fiscal Year Ended
	December 29,	December 30,
	2018	2017
Net sales	$289,467	$303,366
Cost of sales (1)	210,746	213,706
Gross profit	78,721	89,660
Operating expenses:
Marketing	38,081	39,293
General and administrative	19,963	17,612
Fulfillment	21,310	23,090
Technology	4,188	4,711
Amortization of intangible assets	185	319
Total operating expenses	83,727	85,025
(Loss) income from operations	(5,006)	4,635
Other income (expense):
Other, net	1,387	54
Interest expense	(1,598)	(1,655)
Total other expense, net	(211)	(1,601)
Income from continuing operations before income taxes	(5,217)	3,034
Income tax benefit	(329)	(21,540)
(Loss) income from continuing operations	(4,889)	24,574
Discontinued operations (2)
Loss from operations and disposal of discontinued AutoMD operations	—	(558)
Income tax provision	—	1
Loss on discontinued operations	—	(559)
Net (loss) income	(4,889)	24,015
Other comprehensive income:
Foreign currency translation adjustments	22	(18)
Actuarial gain (loss) on defined benefit plan	—	19
Unrealized loss on investments	—	(1)
Total other comprehensive income	22	—
Comprehensive (loss) income	$(4,867)	$24,015
(Loss) income from continuing operations per share:
Basic (loss) income from continuing operations per share	$(0.14)	$0.69
Diluted (loss) income from continuing operations per share	(0.14)	0.62
Weighted average common shares outstanding:
Shares used in computation of basic income from continuing operations per share	34,941	35,192
Shares used in computation of diluted income from continuing operations per share	34,941	39,634

(1)	Excludes depreciation and amortization expense which is included in marketing, general and administrative and fulfillment expense.
(2)	During March, 2017 our AutoMD operations filed for dissolution and have been classified as discontinued operations.

U.S. AUTO PARTS NETWORK, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited, In Thousands, Except Par and Liquidation Value)

	December 29,	December 30,
	2018	2017
ASSETS
Current assets:
Cash and cash equivalents	$2,031	$2,850
Short-term investments	1	9
Accounts receivable, net	3,727	2,470
Inventory	49,626	54,231
Other current assets	3,400	2,972
Total current assets	58,785	62,532
Deferred income taxes	21,833	21,476
Property and equipment, net	15,184	15,085
Other non-current assets	2,163	1,605
Total assets	$97,965	$100,698
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$34,039	$35,999
Accrued expenses	10,247	7,363
Current portion of capital leases payable	594	579
Customer deposits	521	2,500
Other current liabilities	2,918	2,457
Total current liabilities	48,319	48,898
Capital leases payable, net of current portion	8,559	9,173
Other non-current liabilities	2,265	2,266
Total liabilities	59,143	60,337
Commitments and contingencies
Stockholders’ equity:
Series A convertible preferred stock, $0.001 par value; $1.45 per share liquidation value or aggregate of $6,017; 4,150 shares authorized; 2,771 shares issued and outstanding at both December 29, 2018 and December 30, 2017	3	3
Common stock, $0.001 par value; 100,000 shares authorized; 34,992 and 34,666 shares issued and outstanding at December 29, 2018 and December 30, 2017 (of which 2,525 are treasury stock)	38	37
Treasury stock	(7,146)	(7,146)
Additional paid-in capital	183,139	179,906
Accumulated other comprehensive income	579	557
Accumulated deficit	(137,791)	(132,996)
Total stockholders’ equity	38,822	40,361
Total liabilities and stockholders' equity	$97,965	$100,698

U.S. AUTO PARTS NETWORK, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, In Thousands)

	Fiscal Year Ended
	December 29,	December 30,
	2018	2017
Operating activities
Net (loss) income	$(4,889)	$24,015
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	5,802	6,397
Amortization of intangible assets	185	319
Deferred income taxes	(446)	(21,476)
Share-based compensation expense	3,595	2,842
Stock awards issued for non-employee director service	14	9
Amortization of deferred financing costs	4	32
Gain (loss) from disposition of assets	1	(8)
Changes in operating assets and liabilities:
Accounts receivable	(1,257)	796
Inventory	4,605	(3,327)
Other current assets	(1,326)	(292)
Other non-current assets	149	40
Accounts payable and accrued expenses	742	2,725
Other current liabilities	(1,135)	(712)
Other non-current liabilities	136	274
Net cash provided by operating activities	6,181	11,634
Investing activities
Additions to property and equipment	(5,689)	(4,896)
Proceeds from sale of property and equipment	1	39
Net cash used in investing activities	(5,689)	(4,857)
Financing activities
Borrowings from revolving loan payable	3,316	3,835
Payments made on revolving loan payable	(3,316)	(3,835)
Proceeds from stock options
Minority shareholder redemption	—	(2,486)
Payments on capital leases	(598)	(561)
Treasury stock repurchases	—	(5,823)
Statutory tax withholding payment for share-based compensation	(430)	(1,644)
Proceeds from exercise of stock options	6	258
Payment of liabilities related to financing activities	(100)	(100)
Preferred stock dividends paid	(161)	(209)
Net cash used in financing activities	(1,283)	(10,565)
Effect of exchange rate changes on cash	(27)	(5)
Net change in cash and cash equivalents	(819)	(3,793)
Cash and cash equivalents, beginning of period	2,850	6,643
Cash and cash equivalents, end of period	$2,031	$2,850
Supplemental disclosure of non-cash investing and financing activities:
Accrued asset purchases	$1,008	$831
Preferred stock dividends declared and not paid	41	41
Supplemental disclosure of cash flow information:
Cash paid during the period for income taxes	$81	$78
Cash paid during the period for interest	1,606	1,536